Effective: February 27, 2007

AMENDED AND RESTATED

BYLAWS

of

ALPHARMA INC.

A Delaware Corporation

ARTICLE ONE

Offices

Section 1.1 Principal Executive Office. On or about April 1, 2007, the corporation's headquarters and principal executive office shall be located at 440 Route 22 East, Bridgewater, New Jersey 08807.

Section 1.2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE TWO

Meetings of Stockholders

Section 2.1. Annual Meetings. An annual meeting of the stockholders shall be held for the purpose of electing directors and conducting such other business as may come before the meeting. The date, time and place of the annual meeting shall be determined by or under authority of the Board of Directors.

Section 2.2. Special Meetings. A special meeting of stockholders for any purpose may be called by the President of the Corporation, and shall be called by the Secretary at the request in writing of a majority of the Board of Directors or of the stockholders entitled to cast at least one-tenth of the votes which all stockholders are entitled to cast at the particular meeting. Such request shall state the purpose or purposes of the proposed special meeting. The time and place of each special meeting of stockholders shall be determined by or under the authority of the Board of Directors, provided that if no such determination shall be made prior to the mailing of the notice for such meeting, the time and place for such meeting shall be determined by the President.

Section 2.3. Notice. Written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time, and, in the case of special meetings, the purpose or purposes of such meeting, shall be given to titleholders entitled to vote at such meeting not less than ten, nor more than sixty, days before the date of the meeting. All such notices shall be given by mail or by other means reasonably selected by or at the direction of the Board of Directors, the President or the Secretary. Notices which shall be mailed shall be deemed to be "given" when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the corporation, with postage prepaid, and any notice transmitted other than by mail shall be deemed to have been "given" when delivered either to the stockholder or to any person reasonably requested to cause such notice to be transmitted to such stockholder.

Section 2.4 Stockholders List. The corporation's Secretary shall cause to be maintained a stock ledger of the corporation. The corporation's Secretary shall cause to be made, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at the corporation's headquarters or at such other place as the corporation's Secretary shall reasonably designate. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.5. Quorum. Except as otherwise provided by statute or by the Certificate of Incorporation, a quorum shall be deemed to be present at any meeting of stockholders for purposes of any given matter to be voted upon at such meeting if such meeting shall be attended by persons entitled (either personally or by proxy) to vote stock representing one-third (1/3) of the potential voting power with respect to such matter (as defined in Section 2.9(c) of these bylaws). If a quorum shall not be present for purposes of any given matter to be voted upon at any meeting, the holders of the relevant stock (as defined in Section 2.9(d) of these bylaws) may, by the affirmative vote of a majority of the voting power represented by such relevant stock, adjourn the meeting insofar as it relates to the given matter to another time and/or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder provided that the time and place of the adjourned meeting shall have been announced at the meeting at which such adjournment shall have been taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting, provided that no business shall be transacted at such adjourned meeting on which any class of stock is entitled to be voted which class shall not have been permitted to participate in the vote to postpone the meeting.

Section 2.6. Vote Required. When a quorum is present at any meeting with respect to any given matter, a majority of the voting power represented by the relevant stock (as defined in Section 2.9(c) of these bylaws) shall be necessary and sufficient to approve such matter, except that: (i) if the given matter is one upon which by express provisions of an applicable statute or of the Certificate of Incorporation a different vote is required, such express provision shall govern and control the decision of such question, and (ii) directors shall be elected by plurality vote.

Section 2.7. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing or transmitted electronically or telephonically by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before commencement of the meeting or at such later time as shall be expressly permitted by the corporate officer presiding at such meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

Section 2.8. Governing Rules. The Chairman of the Board of Directors shall preside at any meeting of any of the corporation's stockholders, provided that if the Chairman shall be unable or unwilling to so preside, then a person designated by the Board of Directors shall preside. The person presiding at any meeting of any of the corporation's stockholders shall have the power to make rules and decisions (i) as to whether and to what extent proxies presented at the meeting shall be recognized as valid, (ii) as to the procedure for taking and counting votes at such meeting, (iii) as to procedures for the conduct of such meeting, and (iv) to resolve any questions which may be raised at such meeting. The person presiding at any meeting of any of the corporation's stockholders shall have the right to delegate any of the powers contemplated by this Section 2.8 to such other person or persons as the person presiding deems desirable.

Section 2.9. Certain Definitions.

(a) Entitled to be Voted. A share in any given class of the corporation's capital stock shall be deemed to be "entitled to be voted" with respect to any given matter at any meeting of the corporation's stockholders if (i) it shall be outstanding at the record date for such meeting and (ii) stock in such class shall have the right to be voted with respect to the given matter at such meeting.

(b) Voting Power. The "voting power" of any share of stock issued by the corporation with respect to any given matter to be voted upon at any meeting of the corporation's stockholders shall be equal to the size of the vote which such share would entitle its owner of record at the regular date for such meeting to cast at such meeting with respect to a given matter if such record owner were present at such meeting. For example, with respect to any matter on which the holders of Class A Common Stock and Class B Common Stock are entitled to vote together and neither the Class A Common Stock nor the Class B Common Stock is entitled to vote as a separate class, the "voting power" of a share of Class A Common Stock shall be one vote and the "voting power" of a share of Class B Common Stock shall be four votes.

(c) Potential Voting Power. The "potential voting power" with respect to any given matter to be voted upon at any meeting of any of the corporation's stockholders shall be equal to the aggregate voting power of all shares of stock entitled to be voted with respect to such matter at such meeting.

(d) Relevant Stock. Stock issued by the corporation shall be deemed to be "relevant stock" with respect to any given matter to be voted upon at any meeting of any of the corporation's stockholders if both (i) such stock is entitled to be voted with respect to the given matter and (ii) one or more of the persons attending the meeting in person or by proxy has a right to vote such stock by reason of being the record holder of such stock at the record date established for such meeting or by reason of holding voting rights assigned by the record holder entitled to vote such stock.

ARTICLE THREE

Directors

Section 3.1.    General Powers. The business and affairs of the corporation shall be managed by its Board of Directors. The term "Board" whenever it is used in these bylaws means the corporation's Board of Directors. In addition to the powers and authorities expressly conferred upon it by these bylaws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.2.    Number of Directorship Positions.

(a) Number of Directors. Except as otherwise provided in paragraph (b) of this Section 3.2, the corporation's Board of Directors shall have the power (subject to any limitations prescribed by the Certificate of Incorporation) by a resolution adopted by not less than a majority of all directors serving on the Board at the time of such adoption to set at any time the number of total directorship positions on the Board. Upon the adoption of any resolution in the manner provided in the preceding sentence, the total number of directorship positions on the corporation's Board of Directors shall be equal to the number specified in such resolution.

(b) Board's Power to Alter The Number of Directors. The corporation's Board of Directors shall have the power (subject to any limitations prescribed by the Certificate of Incorporation) by a resolution adopted by not less than a majority of all directors serving on the Board at the time of such adoption to alter from time to time the number of total directorship positions on the Board. Upon the adoption of any resolution in the manner provided in the preceding sentence, the total number of directorship positions on the corporation's Board of Directors shall be equal to the number specified in such resolution. If the Board shall determine to reduce the number of directorship positions, then the term of each incumbent member shall end upon the election of directors at the next annual meeting of stockholders of the corporation and the persons elected to fill such reduced number of directorship positions shall be deemed to be the successors to all persons who shall have previously held such directorship positions.

Section 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board.

Section 3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any three directors. The person or persons who call(s) an special meeting of the Board of Directors may fix the time and place at which the meeting shall be held.

Section 3.5. Notice. Notice of any special meeting shall be given at least twenty-four hours prior thereto if notice is given directly to the director by telephone or in person or at least two days prior thereto if notice is given by telegram, telex or by any other method reasonably calculated to cause the notice to be delivered within twenty-four hours after its transmission or at least five days prior thereto if transmitted by mail. If mailed, such notice shall be deemed to be "given" when deposited in the United States mail addressed to the director at either his business address or such other address as the officer sending such notice shall reasonably believe appropriate, with postage thereon prepaid. If notice be given by telegram, telex, or other method reasonably calculated to reach the director within twenty-four hours after its transmission, such notice shall be deemed to be "given" when the notice so addressed either is delivered to an independent company with instructions for prompt transmission or is transmitted. Any director may waive notice of any meeting by signing a written waiver of notice either before or after the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.6. Quorum. Except as otherwise provided in the corporation's Certificate of Incorporation or by applicable law, directors holding a majority of the positions on the Board of Directors established pursuant to Section 3.2 of these bylaws shall constitute a quorum for transaction of business at any meeting of the Board of Directors; provided that if less than a majority of such number of directors are present at any meeting, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum is obtained.

Section 3.7. Manner of Voting. Except as otherwise provided by applicable law, in the corporation's Certificate of Incorporation or in these bylaws, the affirmative vote by at least a majority of the directors present at any meeting at which a quorum shall be present shall be necessary and sufficient to approve any action within the Board's power, and any action so approved by such a majority shall be deemed to have been approved by the Board of Directors. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have asserted to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.8. Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any Board Committee may be taken without a meeting if all members of the Board or Committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee. In the event one or more positions on the Board or any Board Committee shall be vacant at the time of the execution of any such consent, such consent shall nevertheless be effective if it shall be signed by all persons serving as members of the Board or such Committee (as the case may be) at such time and if the persons signing the consent would be able to take the action called for by the consent at a properly constituted meeting of the Board or such Committee (as the case may be).

Section 3.9. Compensation. No director who is an employee of the corporation or any of its subsidiaries shall receive any stated salary or fee for his service as director. A director who is not an employee may receive such compensation for his services as a director as is fixed by resolution of the Board. Members of any Board or other Committee may receive such compensation for their duties as committee members as is fixed by resolution of the Board of Directors. All directors and members of Board Committees shall be reimbursed for their expenses reasonably incurred to attend meetings.

Section 3.10. Stockholder Rights Plan.

(a) The Board of Directors, or a duly authorized Board Committee, is authorized to adopt a stockholder rights plan, public shareholder protection plan, rights agreement or similar plan (the "plan") in which redemption of the rights or options issued pursuant thereto, and modification, amendment or repeal of the plan, is, in each case, conditioned upon the affirmative vote of both a majority of the Board of Directors and a majority of disinterested Directors independent of holders of Class B Common Stock and such holders' associates and affiliates; provided, however, that a Director shall not be considered interested and not independent of holders of Class B Stock and their associates and affiliates solely because the Director was nominated or elected by holders of the Class B Stock.

(b) Notwithstanding anything in these Bylaws to the contrary, this Section 3.10 shall not be amended or repealed without the affirmative vote of both a majority of the Board of Directors and a majority of disinterested Directors independent of holders of Class B Common Stock and such holders' associates and affiliates as provided for in Section 3.10(a).

ARTICLE FOUR

Board Committees

Section 4.1. General.

(a) Establishment. The Board shall have the power to establish committees consisting exclusively of directors of this corporation and (subject to the limitations set forth in Section 4.1(d) of these bylaws) delegate to any such committee any power exercisable by the Board of Directors, including without limitation the power and authority to declare dividends and to authorize the issuance of stock. The term "Board Committee" as used in these bylaws means any committee comprised exclusively of directors of the corporation which is identified as a "Board Committee" either in these bylaws or in any resolutions adopted by the Board.

(b) Membership. The Board shall have the power to: (i) establish the number of membership positions on each Board Committee from time to time and change the number of membership positions on such Committee from time to time; (ii) appoint any director to membership on any Board Committee who shall be willing to serve on such Committee; (iii) remove any person from membership on any Board Committee without cause; and (iv) appoint any director to membership on any Board Committee as an alternate member. A person's membership on any Board Committee shall automatically terminate when such person ceases to be a director of the corporation.

(c) Powers. Except as otherwise provided in Section 4.1(d) of these bylaws, each Board Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation to the extent (but only to the extent) such powers shall be expressly delegated to it by the Board or by these bylaws.

(d) Reserved Powers. No Board Committee shall have the right or power to: amend the Certificate of Incorporation; adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; amend the bylaws of the corporation; amend, alter or repeal any resolution adopted by the Board which by its terms precludes such action by such Committee; or take any action contrary to an express directive issued by the Board.

(e) Vote Required. The members holding at least a majority of the positions on any Board Committee shall constitute a quorum for purposes of any meeting of such committee. The affirmative vote of members holding at least a majority of the positions on any Board Committee shall be necessary and sufficient to approve any action within the Committee's power, and any action so approved by such a majority shall be deemed to have been taken by the Committee and to be the act of such Committee.

(f) Governance. The Board may designate the person who is to serve as chairman of any Board Committee, and in the absence of any such designation by the Board, the members of the Committee may either designate one member of the Committee as its chairman or elect to operate without a chairman. Each Board Committee may appoint a Secretary who need not be a member of the Committee or a member of the Board. Each Board Committee shall have the right to establish such rules and procedures governing its meetings and operations as such Committee shall deem desirable provided such rules and procedures shall not be inconsistent with the Certificate of Incorporation, these bylaws, or any direction to the Committee issued by the Board.

(f) Alternate Committee Members. The Board may designate one or more directors as alternate members of any Board Committee, and any such director may replace any regular member of such Board Committee who for any reason is absent from a meeting of such Board Committee or is otherwise disqualified from serving on such Board Committee.

Section 4.2 Audit Committee.

(a) Authorization. The corporation shall have an Audit Committee. The Audit Committee shall be a Board Committee and shall be subject to the provisions of Section 4.1 of these bylaws.

(b) Duties. The Audit Committee shall: (i) recommend to the Board of Directors annually a firm of independent public accountants to act as auditors of the corporation; (ii) review with the auditors in advance the scope of their annual audit; (iii) review with the auditors and the management, from time to time, the corporation's accounting principles, policies, and practices and its reporting policies and practices; (iv) review with the auditors annually the results of their audit; (v) review from time to time with the auditors and the corporation's financial personnel the adequacy of the corporation's accounting, financial and operating controls; (vi) review all transactions between the corporation or any subsidiary of the corporation and any stockholder who holds at least fifty percent of the total number of shares outstanding of the corporation's Class A Common Stock or Class B Common Stock (a "Controlling Shareholder") or any subsidiary of such Controlling Shareholder on at least an annual basis in accordance with policies adopted by the Board; (vii) perform such other duties as are set forth in the Audit and Corporate Governance Committee's Charter, as may be amended from time to time, and (viii) perform such other duties as shall from time to time be delegated to the Audit Committee by the Board.

(c) Membership. The membership of the Audit Committee shall always be such that all of the members of the Audit Committee: (i) shall meet the criteria for an "independent director" as established by the Board of Directors in accordance with the New York Stock Exchange listing standards, Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and any other applicable laws, rules and regulations regarding independence in effect from time to time; and (ii) shall not be full-time employees of any Controlling Shareholder, the corporation or any of their respective subsidiaries. Furthermore, the Audit Committee shall at all times be composed of at least two members, at least one of whom shall have been elected as a director by the holders of the corporation's Class A Common Stock. Within the limitations prescribed in the preceding sentence, the membership on the Audit a Committee shall be determined by the Board as provided in Section 4.1 of these bylaws.

Section 4.3 Compensation Committee.

(a) Authorization. The corporation shall have a Compensation Committee. The Compensation Committee shall be a Board Committee and shall be subject to the provisions of Section 4.1 of these bylaws.

(b) Duties. The Compensation Committee shall: (i) perform all such duties as are set forth in the Compensation Committee Charter, as may be amended from time to time; and (ii) perform such other duties as shall from time to time be delegated to the Compensation Committee by the Board.

(c) Membership. The membership of the Compensation Committee shall always be such that all of the members of the Compensation Committee shall meet the criteria for: (i) an "independent director" as established by the Board of Directors in accordance with the New York Stock Exchange listing standards and any other applicable laws, rules and regulations regarding independence in effect from time to time; (ii) a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended; and (iii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Section 4.4 Nominating and Corporate Governance Committee

(a)    Authorization. The corporation shall have a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall be a Board Committee and shall be subject to the provisions of Section 4.1 of these bylaws.

(b)    Duties. The Nominating and Corporate Governance Committee shall: (i) perform all such duties as are set forth in the Nominating and Corporate Governance Committee Charter, as may be amended from time to time; and (ii) perform such other duties as shall from time to time be delegated to the Nominating and Corporate Governance Committee by the Board.

(c)    Membership. The Nominating and Corporate Governance Committee shall be composed of at least three members. Furthermore, membership of the Nominating and Corporate Governance Committee shall always be such that all of the members of the Nominating and Corporate Governance Committee shall meet the criteria for: (i) an "independent director" as established by the Board of Directors in accordance with the New York Stock Exchange listing standards and any other applicable laws, rules and regulations regarding independence in effect from time to time.

ARTICLE FIVE

Officers

Section 5.1 Corporate and Divisional Officers. The corporate officers of the corporation shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, provided that at all times one or more officers shall be elected or appointed with the authority (irrespective of title) to carry out all responsibilities of the President, Treasurer and Secretary required by law. The Chairman of the Board, the Vice Chairman of the Board, and the President must be members of the Board of Directors but no other officer need be a member of the Board. Any number of offices may be held by the same person. In addition to the corporate officers, the Board of Directors or the chief executive officer may appoint divisional officers having a title which indicates that the divisional officer's authority and responsibilities are limited to a designated operation division of the corporation. Divisional officers shall have such duties and responsibilities as the Board of Directors or the corporate officers shall determine. Any person may hold more than one corporate and/or divisional office.

Section 5.2. Appointment and Term of Office. The corporate officers of the corporation shall be appointed annually by the Board of Directors at its first meeting following the annual meeting of stockholders. If the appointment of officers shall not be held at such meeting, such appointment shall be held as soon thereafter as conveniently may be. Vacancies in corporate offices may be filled and new offices may be created and filled at any meeting of the Board of Directors. Divisional officers may be appointed at any time. Each officer shall hold office until the earlier of: (i) the time at which a successor is duly appointed and qualified or (ii) his or her death, resignation or removal as hereinafter provided. In case of the absence of any officer of the corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director. The Board shall have the right to enter into employment contracts providing for the employment of any officer for a term longer than one year, but no such contract shall preclude the Board from removing any person from any position with the corporation whenever in the Board's judgment the best interests of the corporation would be served thereby.

Section 5.3. Removal. Any officer or agent may be removed by the Board at any time with or without cause, and any divisional officer may be removed by the chief executive officer, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment shall not of itself create contract rights.

Section 5.4. General Powers of Officers. The chief executive officer of the corporation shall, subject to the control of the Board of Directors, in general supervise and control all of the business and affairs of the corporation and shall have all the authority and shall perform all duties incident to the office of chief executive officer. The Board of Directors may designate any of the Chairman of the Board, the Vice Chairman of the Board or the President as the chief executive officer of the corporation, and in the absence of such designation the President shall be the chief executive officer of the corporation. For purposes of these bylaws, the corporate Chairman of the Board, the Vice Chairman of the Board, the President and each corporate Vice President shall be deemed to be a "senior officer." Whenever any resolution adopted by the corporation's stockholders, Board of Directors or Board Committee shall authorize the "proper officers" of the corporation to execute any note, contract or other document or to take any other action or shall generally authorize any action without specifying the officer or officers authorized to take such action, any senior officer acting alone and without countersignatures may take such action on behalf of the corporation. Any officer of the corporation may on behalf of the corporation sign contracts, reports to governmental agencies, or other instruments which are in the regular course of business (provided that, in the case of divisional officers, such items relate to such officer's division), except where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.

Section 5.5. The Chairman and the Vice Chairman. The Chairman of the Board shall preside at all meetings of the Board of Directors and consult with the Vice Chairman of the Board and the President regarding corporate policies and have such other duties as may be assigned to him by the Board. The Vice Chairman of the Board shall consult with the Chairman and the President regarding corporate policies and shall have such other duties as shall be assigned to him by the Board or the chief executive officer (if other than the Vice Chairman) of the Corporation. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at meetings of the Board of Directors.

Section 5.6. The President. The corporate President shall, when present, preside at all meetings of the stockholders, shall consult with the Chairman of the Board and the Vice Chairman of the Board regarding corporate policies and in general shall perform all duties incident to the office of President and have such other duties as may be prescribed by the Board of Directors or the chief executive officer (if the President is not the Chief Executive Officer) from time to time.

Section 5.7. Vice Presidents. Each corporate Vice President shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. The Board of Directors may designate any Vice President as being senior in rank or degree of responsibility and may accord such a Vice President an appropriate title designating his senior rank as "Executive Vice President" or "Senior Vice President" or "Group Vice President" the Board may assign a certain corporate Vice President responsibility for designated group, division or function of the corporation's business and add an appropriate descriptive to his title. The President may appoint one or more additional Vice Presidents who shall have the general powers set forth in Section 5.4 hereof; provided that such appointments shall be limited to Vice Presidents who do not report directly to the President. The President, with respect to any Vice President appointed pursuant to the previous sentence, shall have the powers of appointment, removal and designation of title and duties to the full extent as herein delegated to the Board with respect to other officers.

Section 5.8. Secretary.

(a) The Secretary. The Secretary shall (subject to the control of the Board): (i) keep the minutes of the stockholders, and the Board of Directors' meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly Authorized; (iv) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (v) have general charge of the stock transfer books of the corporation; (vi) supply in such circumstances as the Secretary deems appropriate to any governmental agency or other person a copy of any resolution adopted by the corporation's stockholders, Board of Directors or Board Committee, any corporate record or document, or other information concerning the corporation and its officers and certify on behalf of the corporation as to the accuracy and completeness of the resolution, record, document or information supplied; and (vii) in general, perform all duties incident to the office of Secretary and perform such other duties and have such other powers as the Board of Directors or the chief executive officer may from time to time prescribe.

(b) Assistant Secretary. Each Assistant Secretary shall (subject to the direction of the Board of Directors and the Secretary) assist the Secretary in the performance of the Secretary's duties and be entitled to exercise the powers of the Secretary. Any person dealing with the corporation shall have the right to presume (in the absence of actual notice to the contrary) that each Assistant Secretary is entitled to exercise the powers of the Secretary.

Section 5.10. Treasurer.

(a) The Treasurer. The Treasurer shall: have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected by or under authority of the Board of Directors; and, in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the chief executive officer. The Treasurer shall give a bond if required by the Board of Directors for the faithful discharge of his duties in a sum and with one or more sureties satisfactory to the Board.

(b) Assistant Treasurer. Each Assistant Treasurer shall (subject to the direction of the vice President-Finance and Treasurer) assist the Treasurer in the performance of the Treasurer's duties and be entitled to exercise the powers of the Treasurer. Each person dealing with the corporation shall have the right to presume (in the absence of actual notice to the contrary) that each Assistant Treasurer is entitled to exercise the powers of the Treasurer.

ARTICLE SIX

Indemnity

Section 6.1. Each officer and director shall be entitled to indemnification as provided in the corporation's Certificate of Incorporation, and the Board of Directors, or any duly authorized Board Committee, shall have the power to provide such additional indemnification, whether through specific action, by contract or otherwise, to officers, directors, employees and agents of the corporation as may be deemed desirable or appropriate under the circumstances.

ARTICLE SEVEN

Corporate Stock

Section 7.1. Certificates for Shares. Certificates representing shares of any class of stock issued by the corporation (herein called "corporate shares") shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President and shall be countersigned by the Secretary and shall be sealed with the seal, or a facsimile of the seal, of the corporation. If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employees, any other signature or countersignature on the certificate may be a facsimile. In case any officer of the corporation, or any officer or employee of the transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation, or an officer or employee of the transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if the officer of the corporation, or the officer or employee of the transfer agent or registrar had not ceased to be such at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued in replacement until the former certificate for a like number of shares shall have been surrendered and canceled, except as otherwise provided in Section 7.4 with respect to lost, destroyed or mutilated certificates.

Section 7.2. Transfer Agent and Registrar. The Board of Directors may from time to time with respect to each class of stock issuable by the corporation appoint such transfer agents and registrars in such locations as it shall determine, and may, in its discretion, appoint a single entity to act in the capacity of both transfer agent and registrar in any one location.

Section 7.3. Transfers of Shares. Transfers of corporate shares shall be made only on the books maintained by the corporation or a transfer agent appointed as contemplated by Section 7.2 at the request of the holder of record thereof or of his attorney, lawfully constituted in writing, and on surrender for cancellation of the certificate for such shares. The corporation may (but shall not be required to) treat the person in whose name corporate shares stand on the books of the corporation as the only person having any interest in such shares and as the only person having the right to receive dividends on and to vote such shares, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of the other person, whether or not it shall have express or other notice thereof.

Section 7.4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the person requesting such new certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.5. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

ARTICLE EIGHT

General Provisions

Section 8.1. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

Section 8.2. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 8.3. Voting Securities Issued By Another Corporation. Voting securities in any other corporation held by the corporation shall be voted by the President or any Vice President, unless the Board of Directors specifically confers authority to vote with respect thereto (which may be general or confined to specific instances) upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

ARTICLE NINE

Amendments

These bylaws may be amended, altered, or repealed and new bylaws adopted by the affirmative vote of directors constituting at least a majority of the number of directors then constituting the entire Board. The corporation's stockholders shall have the power to amend, alter or repeal these bylaws and to adopt new bylaws in the manner provided in the corporation's Certificate of Incorporation.

ARTICLE TEN

Delaware Corporation Law Section 203

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware. The bylaw amendment adopting this provision shall not be further amended by the Board of Directors except to the extent permitted by the General Corporation Law of Delaware.